EXHIBIT 21.1

                              PATRON SYSTEMS, INC.

                           SUBSIDIARIES OF THE COMPANY
                              AS OF March 31, 2006

                                    JURISDICTION OF
NAME                                 ORGANIZATION            PARENT                LINE OF BUSINESS
---------------------------------   ---------------   --------------------   -----------------------------
Entelagent Software Corp. .......   California        Patron Systems, Inc.   Information Security Software
LucidLine, Inc. .................   Illinois          Patron Systems, Inc.   Internet Access and Remote
                                                                             Data Back-Up and Storage
Complete Security Solutions, Inc.   Delaware          Patron Systems, Inc.   Information Security Software
PILEC Disbursement Company ......   Delaware          Patron Systems, Inc.   None
                                                                            (Disbursement Entity)